For the fiscal year ended December 31, 1996
File number (c) 811-3326

                         SUB-ITEM 77-0

                           EXHIBITS

          Transactions Effected Pursuant  to  Rule
10f-3

I.   Prudential Equity Fund

1.   Name of Issuer
      Associates First Capital

2.   Date of Purchase
       5/7/96

3.   Number of Securities Purchased
       192,400

4.   Dollar Amount of Purchase
       $5,579,600

5.   Price Per Unit
       $29.00

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Goldman Sachs

7.   Other members of the Underwriting Syndicate
       See Exhibit A




EXHIBIT A

UNDERWRITER

Goldman Sachs & Co.
CS First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities Inc.
Bear, Stearns & Co. Inc.
Lehman Brothers Inc.
Saloman Brothers Inc.
Alex Brown & Sons Incorporated
Chase Securities Inc.
Citicorp Securities, Inc.
Dean Witter Reynolds Inc.
Deutsche Morgan Grenfell/C.J. Lawrence Inc.
Donaldson,    Lufkin    &   Jenrette    Securities
Corporation
A.G. Edwards & Sons, Inc.
EVEREN Securities, Inc.
Montgomery Securities
Morgan Stanley & Co. Incorporated
Oppenheimer & Co., Inc.
PaineWebber Incorporated
Prudential Securities Incorporated
Smith Barney Inc.
Wasserstein Perella Securities, Inc.
Advest, Inc.
Sanford C. Bernstein & Co., Inc.
William Blair & Company, L.L.C.
J.C. Bradford Co.
Dain Bosworth Incorporated
Furman Selz LLC
Edward D. Jones & Co.
Legg Mason Wood Walker Incorporated
McDonald & Company Securities, Inc.
Piper Jaffray Inc.
Rauscher Pierce Refsnes, Inc.
The Robinson-Humphrey Company, Inc.
Stephens Inc.
Sutro & Co. Incorporated
Wheat, First Securities, Inc.
First of Michigan Corporation
First Southwest Company
Gruntal & Co., Incorporated
Guzman & Company
NatCity Investments, Inc.
Samuel A. Ramirez & Co., Inc.
Roney & Co., LLC
Scott & Stringfellow, Inc.
Muriel Siebert & Co., Inc.
Stifel, Nicolaus & Company, Incorporated
Utendahl Capital Partners, L.P.
The Williams Capital Group, L.P.